Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone

October 1, 2014

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Re:	Form S-3ASR Registration Statement

Ladies and Gentlemen:

We have acted as Virginia counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the Company’s above-referenced registration statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock (“Preferred Stock”), in one or more classes or series; (iii) debt securities (“Debt Securities”) consisting of notes, debentures or other evidences of indebtedness and which may be issued in one or more series under (a) that certain Indenture, dated as of January 20, 2005, between the Company and The Bank of New York, as trustee (the “Base Indenture”), (b) that certain Form of Supplemental Indenture, among the Company, Albemarle Holdings Corporation, Albemarle Holdings II Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to be filed as an exhibit to the Registration Statement (the “Supplemental Indenture”) or (c) one or more other indentures (together with the Base Indenture and the Supplemental Indenture, each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into among the Company, certain of its subsidiaries and the Trustee; (iv) guarantees (the “Guarantees”) by the Company of certain of its subsidiaries’ debt securities; (v) warrants (the “Debt Warrants”) to purchase Debt Securities, pursuant to one or more warrant agreements (each, a “Debt Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein; (vi) warrants (the “Common Stock Warrants”) to purchase shares of Common Stock, pursuant to one or more warrant agreements (each, a “Common Stock Warrant Agreement” and together with the Debt Warrant Agreements, the “Warrant Agreements”)) proposed to be entered into between the Company and warrant agents to be named therein; (vii) units of the Company (“Units”), each representing an interest in one or more debt securities, preferred stock, common stock, warrants to purchase debt securities, warrants to purchase common stock as well as debt or equity securities of third parties, pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and unit agents named therein or pursuant to one or more Indentures proposed to be entered into between the Company and the Trustee; and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Guarantees, Debt Warrants, Common Stock Warrants, and Units, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities,

ATLANTA        BEIJING        CHARLOTTE         CHICAGO        HONG KONG        NEW YORK        NORFOLK         ORANGE COUNTY        PORTLAND

RALEIGH        RICHMOND        SAN DIEGO         SHANGHAI        TYSONS CORNER        VIRGINIA BEACH        WASHINGTON, DC

Albemarle Corporation

October 1, 2014

Guarantees, Debt Warrants, Common Stock Warrants or the settlement of any Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Debt Warrants, Common Stock Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities”.

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement, the registration of the Offered Securities and related matters, (iii) a specimen certificate representing the Common Stock, (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”) and (v) the Statement of Eligibility and Qualification on Form T-I under the Trust Indenture Act of 1939, as amended, of the Trustee, to be filed as an exhibit to the Registration Statement.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Albemarle Corporation

October 1, 2014

We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (ii) any prospectus supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Indentures (other than the Base Indenture), Guarantees, Warrant Agreements and Units have been or will be duly authorized (other than the Supplemental Indenture), executed and delivered by the parties thereto, and, in the case of the Indentures, in substantially the form reviewed by us, and that any Debt Securities, Guarantees, Debt Warrants, Common Stock Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto and that each will be governed by the laws of the State of New York, (iv) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, the Guarantees, the Offered Securities of the Company, the Units and the Warrant Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Albemarle Corporation

October 1, 2014

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the Commonwealth of Virginia and is in good standing with the State Corporation Commission of the Commonwealth of Virginia (“SCC”).

2.	The Base Indenture has been duly authorized, executed and delivered, to the extent authorization, execution and delivery are matters governed by the laws of the Commonwealth of Virginia.

3.	The Supplemental Indenture has been duly authorized, to the extent authorization is a matter governed by the laws of the Commonwealth of Virginia.

4.	With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) if certificated, certificates in the form required under Virginia law representing the shares of Offered Common Stock are duly executed and countersigned; and (ii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Debt Warrants, Common Stock Warrants or the settlement of any Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

5.	With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) if certificated, certificates in the form required under Virginia corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (ii) articles of amendment for the particular series of Offered Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (iii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Debt Warrants, Common Stock Warrants or the settlement of any Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

6.	With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt

Albemarle Corporation

October 1, 2014

Securities have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Debt Warrants, Common Stock Warrants or the settlement of any Units), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their respective terms to the extent such matters are governed by the laws of the Commonwealth of Virginia, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

7.	With respect to any Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company, (b) the due execution, authentication, issuance and delivery of the debt securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute binding obligations of the Company enforceable against the Company in accordance with their terms to the extent such matters are governed by the laws of the Commonwealth of Virginia.

8.

With respect to any Debt Warrants offered by the Company, including any Indeterminate Securities (the “Offered Debt Warrants”), when the Offered Debt Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Debt Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term

Albemarle Corporation

October 1, 2014

sheet relating thereto, the Offered Debt Warrants, when issued and sold in accordance with the applicable Debt Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their respective terms to the extent such matters are governed by the laws of the Commonwealth of Virginia, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

9.	With respect to any Common Stock Warrants offered by the Company, including any Indeterminate Securities (the “Offered Common Stock Warrants”), when the Offered Common Stock Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Common Stock Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Stock Warrants, when issued and sold in accordance with the applicable Common Stock Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their respective terms to the extent such matters are governed by the laws of the Commonwealth of Virginia, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

10.

With respect to any Units offered by the Company, including any Indeterminate Securities (the “Offered Units”), when the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement or Indenture, as applicable, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units, when issued and sold in accordance with the applicable Unit Agreement or Indenture, as applicable, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute binding obligations of the Company enforceable against the Company in accordance with their respective terms to the extent such matters are

Albemarle Corporation

October 1, 2014

governed by the laws of the Commonwealth of Virginia, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies (d) the waivers of any usury defense contained in the Indentures or Offered Units which may be unenforceable, (e) requirements that a claim with respect to any Offered Units denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder. We further consent to the reliance on this opinion, subject to the limitations and assumptions set forth in this opinion, by Shearman & Sterling LLP in rendering its opinion to the Company in connection with the filing of the Registration Statement, dated the date hereof, which opinion is to be filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Troutman Sanders LLP